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                                                                    EXHIBIT 23.3


                         CONSENT OF HARLAN CONSULTING,
                        INDEPENDENT PETROLEUM ENGINEERS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-72314) and the related Joint Proxy Statement/Prospectus relating to the proposed merger of Toreador Resources Corporation and Madison Oil Company, to be filed with the Securities and Exchange Commission, and to the use of our reserve report dated March 12, 1999, for Toreador Resources Corporation included in or made a part of the Registration Statement and related Joint Proxy Statement/Prospectus.



                                        /s/ L. E. HARLAN
                                        ----------------------------------------
                                        Harlan Consulting




November 29, 2001
Dallas, Texas